Exhibit (a)(2) Revised Schedule A to the Amended and Restated Agreement and Declaration of Trust

SCHEDULE A

to

Amended and Restated Agreement and Declaration of Trust

of

Forward Funds

Schedule of Series and Classes

Series	Class of Shares

Forward Asia Ex-Japan Equities Fund	Investor Class Institutional Class Class A Class C

Forward Eastern Europe Equities Fund	Investor Class Institutional Class Class A Class C

Forward Emerald Banking and Finance Fund	Class A Class C

Forward Emerald Growth Fund	Class A Class C

Forward Emerald Opportunities Fund	Institutional Class Class A Class C

Forward Global Emerging Markets Fund	Investor Class Institutional Class

Forward Hoover Mini-Cap Fund	Investor Class Institutional Class

Forward Hoover Small Cap Equity Fund	Investor Class Institutional Class Class A

Forward International Equity Fund	Investor Class Institutional Class

Forward International Fixed Income Fund	Investor Class Institutional Class Class A Class C

Forward International Small Companies Fund	Investor Class Institutional Class Class A

Forward Large Cap Equity Fund	Investor Class Institutional Class Class A

Forward Legato Fund	Institutional Class Class A

Forward Long/Short Credit Analysis Fund	Class A Class C

Forward Progressive Real Estate Fund	Investor Class

Sierra Club Stock Fund	Investor Class Institutional Class Class A